Exhibit 99.1

MEDIA ADVISORY	FOR IMMEDIATE RELEASE
CONTACT: Investor Relations
(713) 726-5376
IR@flotekind.com

Flotek Industries Announces Acquisition of Intellectual Property for use of Complex nano-Fluid™ Chemistry in Drilling Fluids Systems; Agreement with Tony Rea as Drilling Fluids Consultant; Select, Preliminary First Quarter Financial Results and First Quarter Earnings Reporting Schedule

HOUSTON, April 7, 2014 /PRNewswire/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced it has entered into an Agreement to acquire certain intellectual property that will expand Flotek’s use of its patented Complex nano-Fluid™ technology into drilling fluids systems, providing a superior solution for a myriad of challenges, especially those presented by unconventional drilling programs.

The intellectual property – including certain patents and trade secrets – is being acquired from Anthony Rea, via ARC Fluid Technologies, LLC. The technology relates to the use of certain Flotek Complex nano-Fluid™ chemistries in drilling fluid systems to provide superior performance in certain conventional and unconventional drilling applications.

“Flotek and Tony Rea have been working together for nearly a decade exploring applications of our nanofluid chemistry into drilling fluid systems,” said John Chisholm, Chairman, President and Chief Executive Officer of Flotek. “This agreement is a natural extension of that relationship and one that we believe will have a marked impact on broadening the application of our Complex nano-Fluid™ chemistries across a well’s life cycle.”

In addition, Flotek and Rea have agreed to a two-year consulting agreement whereby Rea will devote significant time and effort to assisting Flotek to reach key players in the drilling fluids market as well as exploration and production companies that will benefit from the use of Flotek’s Complex nano-Fluid™ technologies in the drilling process.

“Tony’s work, in collaboration with Flotek’s scientific team, has proven – in both the lab and the field – the efficacy of Complex nano-Fluid™ chemistries in drilling fluid systems, especially in certain unconventional drilling programs,” added Chisholm. “We look forward, with Tony’s assistance, to quickly growing awareness of the benefits of our chemistries in drilling fluids systems – from better performance to a cleaner environmental footprint – and creating a new market to expand the use of Complex nano-Fluid™ technologies in both domestic and international markets.”

Flotek Industries, Inc.	Media Release	April 7, 2014
FOR IMMEDIATE RELEASE – Page 2 of 4

Preliminary First Quarter Results

Ahead of the Company’s presentation at the Independent Petroleum Association of America New York Oil and Gas Investment Symposium this morning, Flotek provides the following select, preliminary financial results from the three-months ended March 31, 2014.

Flotek believes revenue should exceed $102 million, an increase of over 31% from the same period in 2013. As previously noted, holidays and severe winter weather had an impact on the first weeks of 2014. However, despite the weakness in the first-half of January, revenue growth accelerated consistently in the quarter, a trend – with the exception of the impact of the annual winter break-up in Canada – the Company expects should continue in the second quarter.

Moreover, the Company expects overall gross margins should exceed 42% for the first quarter, compared to 41.7% in the first quarter of 2013 and 39.5% in the fourth quarter of 2013.

“While early January felt the impact of the holiday hangover and weather-related issues, business accelerated consistently in February and March and we finished the quarter with significant momentum,” said Chisholm. “And, while revenue growth in certain segments was muted, energy chemistry growth was strong and key segment margins improved nicely.”

Energy Chemical Technologies revenue in the first quarter of 2014 are expected to be approximately 40% above year-ago levels and nearly 10% greater than segment revenues in the fourth quarter of 2013. In addition, Energy Chemistry Technologies gross margins are expected to remain at or above fourth quarter’s robust levels.

“Flotek continues to make meaningful strides in the sale of its core Complex nano-Fluids™ technologies which should be seen in our first quarter energy chemistry results,” added Chisholm. “While our margins will fluctuate based on product mix from quarter-to-quarter, the overall positive trend should continue into the coming months.”

Drilling Technologies segment revenue in the first quarter is expected to be down modestly when compared to both the year-ago quarter as well as the fourth quarter of 2013. The decline in revenue is primarily the result of a decline in Teledrift rentals in the Mid Continent and Southern regions due to seasonal weather patterns and transient employment and logistics issues. Both regions regained momentum in the later part of the quarter and are continuing to re-accelerate. In addition, while our Stemulator™ agitation tool experienced a slower-than-expected start in January, rentals ended the quarter strong, with March providing the strongest monthly rental revenue to date, a trend Flotek expects to continue in the second quarter.

The Company expects Drilling Technologies segment gross margins to increase by over 500 basis points when compared to fourth-quarter levels.

Flotek Industries, Inc.	Media Release	April 7, 2014
FOR IMMEDIATE RELEASE –Page 3 of 4

Flotek expects Artificial Lift Technologies segment revenues to be approximately $2.3 million as the Company begins to reposition this business under the leadership of David McMahon. Gross margins should be between 25-30%. Consumer and Industrial Chemistry Technologies (“CICT”) revenue is expected to exceed $13 million. In addition, Flotek expects CICT segment gross margins to exceed 31% for the quarter.

“While we are pleased with our first look at first quarter results, we are more excited about the opportunities ahead in the second quarter and the balance of the year,” added Chisholm. “We continue to find ways to create efficiencies in our organization that should yield solid bottom-line results in the quarter. In addition, our acquisitions of Florida Chemical and EOGA, as well as our pending acquisition of Site Lark and this morning’s announced strategic alliance with Tony Rea and ARC, not only are opportunistic uses of capital but also provide significant strategic advantages as we continue to build a premier oilfield technology concern with a focus on creating value for our shareholders.”

First Quarter Earnings Reporting Schedule

Flotek will host a conference call on Tuesday, April 29, 2014 at 7:30 a.m. Central Standard Time to discuss its financial and operating results for the three-months ended March 31, 2014. Flotek intends to provide dial-in information through a press release on April 28, 2014.

Flotek plans to file its 10-Q after the market close on Monday, April 28, 2014. In addition, the Company will provide additional details regarding operating results in a press release after the market close on April 28, 2014.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Flotek Industries, Inc.	Media Release	April 7, 2014
FOR IMMEDIATE RELEASE –Page 4 of 4

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

SOURCE Flotek Industries, Inc.